                                                                    EXHIBIT 99.3

         THE SECURITIES REPRESENTED BY THIS DEBENTURE AND ANY COMMON SHARES ISSUED ON CONVERSION THEREOF MAY NOT BE RESOLD IN CANADA OR TO PURCHASERS RESIDENT IN CANADA UNTIL 90 DAYS AFTER THE DATE OF ISSUE.

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904, AS THE CASE MAY BE, OF REGULATION S UNDER THE 1933 ACT, AS APPLICABLE TO CATEGORY 3 SECURITIES AND RULE 905 OF REGULATION S, (C) TO A QUALIFIED INSTITUTIONAL BUYER PURSUANT TO THE EXEMPTION FROM THE 1933 ACT PROVIDED BY RULE 144A THEREUNDER, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (E) PURSUANT TO A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE UNITED STATES LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES (IN WHICH CASE THE OWNER OF SUCH DEBENTURE SHALL PROVIDE AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND THE TRUSTEE ADDRESSED TO THE CORPORATION AND THE TRUSTEE TO THE EFFECT THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE 1933
         ACT). THE HOLDER HEREOF FURTHER AGREES THAT HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM MONTREAL TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND THE TRUSTEE ADDRESSED TO THE CORPORATION AND THE TRUSTEE TO THE EFFECT THAT SUCH SECURITIES MAY BE FREELY RESOLD WITHOUT RESTRICTION UNDER THE 1933 ACT.

No:    1                                                          USD$45,000,000



                             REPAP ENTERPRISES INC.
                     (INCORPORATED UNDER THE LAWS OF CANADA)

                      6% CONVERTIBLE SUBORDINATED DEBENTURE
                                DUE JUNE 30, 2005

                  Repap Enterprises Inc. (hereinafter called the "Corporation") for value received hereby acknowledges itself indebted and promises to pay to ENRON CAPITAL & TRADE RESOURCES CORP., the registered holder hereof on June 30, 2005, or on such earlier date as the principal hereof becomes payable in accordance with the provisions of the Indenture hereinafter mentioned, the sum of FORTY FIVE MILLION DOLLARS in lawful money of the United States of America on presentment and surrender of this Debenture at the principal office in Montreal of the Trustee (as hereinafter defined) and, in the meantime, to pay interest thereon from the date hereof or from the last interest payment date to which interest has been paid or made available for payment on the Debentures, whichever is later, at the rate of six per cent (6%) per annum in like money, at the same places on July 15, 1998 and thereafter half-yearly on January 15 and July 15 in each year (unless this Debenture shall have been previously redeemed in accordance with the provisions of the Indenture); and should the Corporation at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money, at the same places and half-yearly on the same dates. As interest becomes due on this Debenture (except at maturity or on redemption when interest may, at the option of the Corporation, be paid upon surrender of this Debenture), the Corporation, either directly or through the Trustee, shall send by prepaid ordinary mail a cheque for such interest (less any tax required to be withheld therefrom) payable to the then registered holder of this Debenture and addressed to such holder at his last address appearing on the central register or, in the case of joint registered holders, payable to all such joint holders and addressed to all of them at the last address appearing upon the central register of that one of such joint holders whose name stands first on the central register as one of such joint holders, unless otherwise directed in writing by such holder or by all of such joint holders. Without prejudice to any other amounts due and payable under the Indenture, the forwarding of such cheque shall satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid and remitted to the appropriate tax authorities, unless such cheque be not paid at par on presentation at any of the places of payment above-mentioned.

                  This Debenture is one of the Debentures designated 6% Convertible Subordinated Debentures (herein called the "Debentures") issued or to be issued under a Trust Indenture (herein called the "Indenture") made between the Corporation and Montreal Trust Company, as Trustee, (herein called the "Trustee") and dated as of May 15, 1998 which Indenture and all instruments supplemental thereto are referred to for a description of the terms and conditions upon which the Debentures are issued and held and the rights of the holders of the Debentures and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which the holder, by acceptance hereof, assents. The aggregate principal amount of Debentures which may be issued under the

Indenture is limited to USD$45,000,000 in lawful money of the United States of America and Debentures to the said aggregate principal amount have been authorized for immediate issue. This Debenture and all other Debentures certified and issued under the Indenture rank pari passu. The Debentures are direct obligations of the Corporation and are not secured by mortgage or other charge.

                  This Debenture is convertible, in whole or in part, at the option of the holder, at any time prior to the close of business on the earlier of the Business Day immediately preceding June 30, 2005 or, if this Debenture shall be called for redemption, the Business Day immediately preceding the date fixed for its redemption, into fully paid and non-assessable Common Shares of the Corporation (without adjustment for interest accrued hereon or for any dividends on the Common Shares issuable upon conversion) at the price of USD$0.35 per share, subject to and upon the terms provided in the Indenture, which contains provisions for adjustment of the conversion privilege in the events and in the manner therein specified.

                  The indebtedness evidenced by the Debentures is subordinate and junior in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness (as defined in the Indenture) of the Corporation whether outstanding at the date hereof or hereafter created, assumed, incurred or guaranteed.

                  The Debentures will not be redeemed before the third anniversary of the issuance thereof. On and after that date and before maturity, the Debentures are subject to redemption upon the terms set forth in the Indenture, at the option of the Corporation, at the principal amount thereof, plus unpaid interest accrued to the date fixed for redemption plus any additional amounts to the extent required under the terms of the Indenture.

                  This Debenture, if for a principal amount in excess of USD$1,000, is subject to redemption in part (being USD$1,000 or a multiple thereof) all as more fully provided in the Indenture.

                  In case an Event of Default, as defined in the Indenture, has occurred and is continuing the principal of all Debentures then outstanding under the Indenture may be declared due and payable upon the conditions and in the manner and with the effects provided in the Indenture.

                  The Indenture contains provisions for the holding of meetings of Debentureholders and for binding all Debentureholders by resolutions passed at such meetings by the holders of not less than a specified percentage of the principal amount of the Debentures represented and voted or by instruments in writing signed by the holders of not less than a specified percentage of the principal amount of the Debentures.

                  Upon presentation at the principal office of the Trustee in Montreal, Quebec, subject to the provisions of the Indenture and upon compliance with the reasonable requirements of the Trustee: (a) Debentures of any denomination may be exchanged for denominations of the same aggregate principal amount and (b) Debentures may be transferred by the registered holder thereof or his executors, administrators or other legal representatives or his or their attorney duly appointed in writing but no such transfer of a Debenture shall be valid as against the Corporation unless it has been duly noted on one of the registers maintained for that purpose.

                  The Debentures represented hereby and the Common Shares issuable upon conversion of such Debentures have not been registered under the 1933 Act or the securities laws of any state of the United States. As a result, in addition to other restrictions on transfer hereunder or applicable law or under the Indenture, the Debentures and the Common Shares may not be sold, transferred, or delivered unless such securities are registered under the 1933 Act and the securities laws of any state in which the transferee holder is resident or unless an exemption from such registration requirement is available and the additional requirements for such transfer set forth in the Indenture and this Debenture are satisfied.

                  The Common Shares issuable upon the conversion of a Debenture (and all Common Shares issued in exchange therefor or in substitution or transfer thereof) shall bear a legend in substantially the following form:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904, AS THE CASE MAY BE, OF REGULATION S UNDER THE 1933 ACT AS APPLICABLE TO CATEGORY 3 SECURITIES AND RULE 905 OF REGULATION S, (C) TO A QUALIFIED INSTITUTIONAL BUYER PURSUANT TO THE EXEMPTION FROM THE 1933 ACT PROVIDED BY RULE 144A THEREUNDER, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT. THE HOLDER HEREOF FURTHER AGREES THAT HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM MONTREAL TRUST COMPANY, AS REGISTRAR AND TRANSFER AGENT FOR THE CORPORATION, UPON DELIVERY OF THIS CERTIFICATE AND

        AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND THE TRANSFER AGENT ADDRESSED TO THE CORPORATION AND THE TRANSFER AGENT TO THE EFFECT THAT SUCH SECURITIES MAY BE FREELY RESOLD WITHOUT RESTRICTION UNDER
        THE 1933 ACT."

and all certificates representing Common Shares issued in exchange therefor or in substitution thereof will bear the same legend; provided, that the legend may be removed upon delivery to the transfer agent of an opinion of counsel satisfactory to the Corporation and the transfer agent to the effect that such Common Shares may be freely resold without restriction under the 1933 Act.

                  This Debenture shall not become obligatory for any purpose until it shall have been certified by or on behalf of the Trustee for the time being under the Indenture.


                  IN WITNESS WHEREOF Repap Enterprises Inc. has caused this Debenture to be signed by its duly authorized officers as of May 15, 1998.


                                          REPAP ENTERPRISES INC.


                                          By: /s/ STEPHEN C. LARSON
                                             ---------------------------------



                                          By: /s/ TERRY W. MCBRIDE
                                             ---------------------------------




                         (FORM OF TRUSTEE'S CERTIFICATE)

                              TRUSTEE'S CERTIFICATE


                  This Debenture is one of the 6% Convertible Subordinated Debentures referred to in the Indenture within mentioned.


                                          MONTREAL TRUST COMPANY, as Trustee


                                          By: /s/ GUY L'ESPERANCE
                                             ----------------------------------
                                                    Authorized Officer

                               REGISTRATION PANEL
                        (FOR USE OF TRUSTEE OR REGISTRAR)



===============================================================================================
                                                                      Place of Registry and
      Date of Registry           Name of Registered Owner             Signature of Registrar
===============================================================================================
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

Note to Debentureholders: In order to transfer this Debenture it must be delivered to Montreal Trust Company. Certain transfers may also be subject to additional restrictions as set forth in the Debenture, the Indenture or under applicable law.

                          (FORM OF NOTICE OF ELECTION)

                          NOTICE OF ELECTION TO CONVERT

Principal amount to be converted
(in multiples of USD$1,000) ........USD$
                                        -------------

                  The undersigned holder of the within Debenture elects to convert the above noted principal amount of such Debenture into Common Shares of Repap Enterprises Inc. in accordance with the provisions of the within mentioned Indenture and hereby directs that the certificate for such shares be registered as follows:

================================================================================
                                                           Number of
      Name in Full                  Address                  Shares
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================


                  The undersigned hereby represents and warrants to the Corporation as follows (check one):

[]  (i)   the undersigned is not a U.S. person and the Debenture is not being converted within the United States or on behalf of or for the account or benefit of a U.S. person;

[] (ii) the undersigned is a U.S. person or the Debenture is being converted within the United States or on behalf of or for the account or benefit of a U.S. person and the undersigned (a) is the original holder of the Debenture and executed a letter regarding non-distribution of the Debentures in the United States in connection with the initial subscription thereof, a copy of which letter is being delivered concurrently herewith or (b) is a valid transferee and has previously delivered to the Corporation and to the Trustee, or is delivering concurrently herewith, a purchaser's letter containing representations, warranties and agreements substantially similar to those contained in the original U.S. subscription agreement; or

[] (iii) the undersigned is providing a written opinion of counsel or other evidence satisfactory to the Corporation and the Trustee that the acquisition of Common Shares by such person is in compliance with applicable United States federal and state securities laws.

                  "United States" and "U.S. person" are as defined by Regulation S under the United States Securities Act of 1933, as amended.




                                            Dated:
                                                   -----------------

Guarantee of Signature:

                                            ----------------------------------
                                            (Print name of Debentureholder)



--------------------------------            ----------------------------------
                                            (Signature of Debentureholder)




If shares are to be issued in the name of a person other than the Debentureholder, the signature of the Debentureholder must be guaranteed by a Canadian chartered bank or trust company or a brokerage firm which is a member of a recognized stock exchange in Canada.